UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2026

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235
Deer Park, Illinois 60010-7278
(Address of principal executive offices) (Zip code)

(847) 787-7361
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01: Other Events

On November 5, 2026, Eton Pharmaceuticals, Inc. (the “Company”) issued a press release announcing preliminary results from a randomized, double-blind, placebo-controlled pilot study evaluating ET-700, its investigational extended-release zinc acetate formulation being developed for Wilson disease.

The study demonstrated improved gastrointestinal tolerability with ET-700 compared to GALZIN®, with treatment-related adverse events reported in 1 of 12 participants receiving ET-700 compared to 8 of 12 participants receiving GALZIN. The study also evaluated copper absorption inhibition, with hepatic copper uptake decreasing by 12% with ET-700 compared to 46% with GALZIN and an 11% increase with placebo in the prespecified primary analysis.

Based on these preliminary findings, the Company is already advancing additional formulations and intends to evaluate these faster-release formulations of ET-700 in additional study arms in 2027 to seek to improve copper absorption inhibition while preserving its favorable tolerability profile.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01: Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated November 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026	By:	/s/ Judith M. Matthews
Judith M. Matthews
Chief Financial Officer and Secretary
(Principal Financial Officer)

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